Exhibit 10.15

AMENDMENT NO. 7
TO THE
THIRD AMENDED AND RESTATED ADMINISTRATIVE SERVICES AGREEMENT
BETWEEN PACIFIC COAST ENERGY COMPANY LP AND
BREITBURN MANAGEMENT COMPANY LLC

This Amendment No. 7 to the Third Amended and Restated Administrative Services Agreement, as amended (the “ASA”) by and between Pacific Coast Energy Company LP, a Delaware limited partnership (“PCEC”), and Breitburn Management Company LLC, a Delaware limited liability company (“Breitburn Management” and together with PCEC, the “Parties”), is dated as of January 29, 2016 (this “Amendment”). Capitalized terms used herein but not otherwise defined are used as defined in the ASA.

W I T N E S S E T H

WHEREAS, the Parties desire to amend the ASA with respect to certain notice provisions.

NOW, THEREFORE, for and in consideration of the benefits set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

I.	AMENDMENT. The first paragraph (and only the first paragraph) of Section 7.1 of the ASA is hereby deleted in its entirety and replaced with the following paragraph:

“The initial term of this Agreement shall be from the Effective Date through December 31, 2016; provided, however, in the event PCEC has not received the County of Santa Barbara permits required to drill at least 50% of the proposed total wells for OHREP by December 31, 2015, PCEC may terminate this Agreement effective as of June 30, 2016 by giving prior written notice to Breitburn Management of its intention to terminate this Agreement by February 8, 2016.”

II.	MISCELLANEOUS.

A.	Successors and Assigns. This Amendment shall be binding upon, and shall enure to the benefit of, each of the Parties, and their respective successors and assigns.

B.	Full Force and Effect. Except to the extent modified hereby, the ASA shall remain in full force and effect.

C.
Governing Law. This Amendment shall be interpreted in accordance with the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by such laws.

D.	Execution in Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]
IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the day and year first above written.

PACIFIC COAST ENERGY COMPANY LP

By: PCEC (GP) LLC, its general partner

By:    /s/ Randall H. Breitenbach
Randall H. Breitenbach
Chief Executive Officer

BREITBURN MANAGEMENT COMPANY LLC

By: Breitburn Energy Partners LP, its sole member
By: Breitburn GP LLC, its general partner

By:    /s/ Halbert S. Washburn
Halbert S. Washburn
Chief Executive Officer